                                     EXHIBIT 23


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-22023 and 333-16997) of Overseas Filmgroup, Inc. of our report dated April 15, 1999 appearing on page F-1 of this Annual Report on Form 10-K.

PRICEWATERHOUSECOOPERS LLP

Los Angeles, California
April 15, 1999